EXHIBIT 10.3



                              NONCOMPETE AGREEMENT


     This Noncompete Agreement is made as of October 9, 2002 by and between Opus Diagnostics, Inc., a Delaware corporation ("Seller"), and Seradyn, Inc., a Delaware corporation ("Buyer").

     WHEREAS, pursuant to a certain Purchase and Sale Agreement by and between Buyer, Opus Diagnostics, Inc. ("Seller"), and Caprius, Inc. ("Parent") dated as of October 9, 2002 (the "Purchase Agreement"), Buyer is this day acquiring substantially all of the assets of Seller; and

     WHEREAS, Seller has been engaged in, and has transferred to Buyer, its business of developing, distributing and selling diagnostic assays, controls and calibrators for therapeutic drug monitoring (the "Business").

     WHEREAS, one of the conditions of the Purchase Agreement is the execution and delivery of this Noncompete Agreement by Buyer and Seller.

     NOW, THEREFORE, in consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

     1.   Term. The term of this Agreement ("Term") shall be for a period
          ----
of five (5) years, commencing on October 9. 2002, and ending on October 9, 2007, subject to earlier termination upon Buyer abandoning and discontinuing the Business.

     2.   Noncompetition.
          --------------

          (a) As an inducement to Buyer to execute the Purchase Agreement and complete the transactions contemplated thereby, and in order to preserve the goodwill associated with the business being acquired pursuant to the Purchase Agreement, Seller hereby covenants and agrees that during the Term it will not, directly or indirectly, within the Territory described below:

               (i) engage in, continue in or carry on any business which competes with the Business or any other business conducted by the Seller or a business substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which is so engaged;

               (ii) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now or becomes a competitor of the Buyer in any aspect with respect to the Business including, but not limited to, advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; and loaning money or rendering any other form of financial assistance to or engaging in any similar form of business transaction with any such competitor;


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               (iii) hire, offer to hire, or solicit for employment any employee of the Buyer without the prior consent of the Buyer until such person has been separated from employment by the Buyer for at least ninety (90) days except for solicitations to the general public (e.g. newspaper advertisement); or

               (iv) engage in any practice the purpose of which is to evade the provisions of this covenant not to compete;

provided, however, the foregoing prohibition does not extend to passive ownership of less than 1% of the outstanding stock of any entity whose stock is traded on an established stock exchange or quoted on the Nasdaq stock exchange.

     For purposes hereof, "Territory" is defined as any county or similar geographic subdivision in New Jersey, the United States, North America and the World. The parties intend that this noncompete covenant shall be construed as separate covenants, one for each county and subdivision to which the covenant applies. The parties agree further that Buyer may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any person, corporation, firm or entity that purchases all or part of the Business or the Purchased Assets. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such overbroad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

          (b)  Exception. It shall not be a violation of Section 2(a) above
               ---------
if:

               (i) Seller provides services pursuant to the Consulting Agreement (as defined in the Purchase Agreement) or provides services in connection with the development, commercialization, licensing or selling of any products which are the subject of the Royalty Agreement (as defined in the Purchase Agreement) which revert to the Consultant pursuant to Section 4 of the Royalty Agreement.

               (ii) Seller acquires another business or entity (a "Target") where less than ten percent (10%) of the gross revenues of the Target in its most recently completed fiscal year are derived from activities in the Business or a business substantially similar thereto as long as: (A) if Buyer desires to purchase that portion of the Target which is engaged in the Business or a business substantially similar thereto, Seller negotiates in good faith with Buyer to sell such portion of the Target to Buyer and (B) if Seller does not sell such portion of the Target to Buyer pursuant to subsection (A), prior to selling such portion of the Target to a third party, Seller shall provide Buyer with a copy of any contract or agreement by which the third party proposes to purchase such portion of the Target and Buyer shall have twenty (20) days after receipt thereof in which to exercise a right of first refusal to purchase such portion of the Target on the terms and conditions set forth in such contract or agreement.


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          (c)  The parties acknowledge that a portion of the purchase price paid pursuant to the Purchase Agreement has been allocated to the covenants set forth herein.

     3.   Remedies. In addition to other remedies provided by law or equity,
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upon a breach by Seller of any of the covenants contained in this Agreement,
Buyer shall be entitled to injunctive relief and to such other and further relief as may be necessary or appropriate to cause Seller to comply with its duties and obligations herein.

     4.   Third Party Beneficiary. The parties acknowledge and agree that
          -----------------------
Apogent Technologies, Inc. is and shall be a third party beneficiary of this Agreement for so long as it owns and controls Buyer.

     5.   General Provisions.
          ------------------

          (a) Seller's rights and obligations under this Agreement shall not be transferable by Seller by assignment or otherwise. Notwithstanding the above, nothing in this Agreement shall prevent the consolidation of Buyer, or its merger into, any other corporation or the sale of the Buyer of all or substantially all of its properties or assets. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting corporation, or other entity to which the assets of Buyer shall be transferred. Any such assignment shall not release Buyer or Seller from their respective obligations hereunder. "Assignment" shall include any merger, reorganization or similar event to which Buyer is a party.

          (b) This Agreement may not be amended or modified except by written instrument executed by Buyer and Seller.

          (c) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

          (d) All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to a party by personal delivery, commercial courier, or telephonic facsimile transmission accompanied by a telephonic facsimile receipt and followed by a hard copy by the United States mail, or three (3) days after being deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and in each case addressed as follows, unless and until any party notifies the other party in accordance with this section of a change of address:


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       If to Buyer:                        Seradyn, Inc.
                                           c/o Apogent Technologies Inc.
                                           30 Penhallow Street
                                           Portsmouth, NH  03801
                                           Attn:  Peter Scheu
                                           Fax No.:  603-431-0860

       with a copy to:                     c/o Apogent Technologies Inc.
                                           30 Penhallow Street
                                           Portsmouth, NH  03801
                                           Attn:  Michael K. Bresson, Esq.
                                           Fax No.:  603-436-3719

       If to Seller:                       Opus Diagnostics, Inc.
                                           One Parker Plaza
                                           Fort Lee, NJ  07024
                                           Attn:  Mr. George Aaron, President
                                           Fax No.:  201-592-9430

       with a copy to:                     Thelen Reid & Priest LLP
                                           40 West 57th Street
                                           New York, NY  10019
                                           Attn:  Bruce A. Rich, Esq.
                                           Fax No.:  212-603-2001

          (e) No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

          (f) The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

          (g) This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written, pertaining to the subject matter hereof.

          (h) Capitalized terms not otherwise defined herein shall have the meaning given them in the Purchase Agreement.

                            (signature page follows)


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   SERADYN, INC.

                                   By:
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                                   Title:
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                                   OPUS DIAGNOSTICS, INC.

                                   By:
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                                   Title:
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